UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

August 21, 2026

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2026, OS Therapies Incorporated (the “Company”) entered into an Open Market Sale Agreement℠ (the “Sales Agreement”) with Jefferies LLC (the “Sales Agent”), pursuant to which the Company may offer and sell shares of its common stock from time to time through or to the Sales Agent in connection with the Company’s “at the market offering” program (the “ATM Offering”).

On August 21, 2026, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”) relating to the ATM Offering under the Company’s shelf registration statement on Form S-3 (File No. 333-289443) filed by the Company with the SEC on August 8, 2025 and declared effective by the SEC on August 25, 2025 (the “Registration Statement”). Pursuant to the Prospectus Supplement, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $75 million pursuant to the Sales Agreement (the “Shares”).

From time to time during the term of the Sales Agreement, the Company may deliver a placement notice to the Sales Agent specifying the length of the selling period, the amount of Shares to be sold, any limitation on the number of Shares that may be sold in any one trading day and the minimum price below which sales may not be made. Upon its acceptance of the placement notice from the Company, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase Shares, under the terms and subject to the conditions set forth in the Sales Agreement, in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), in block transactions, sales made directly on the Principal Market (as defined in the Sales Agreement) or sales made into any other existing trading markets of the Shares. The Company may instruct the Sales Agent not to sell Shares if the sales cannot be effected at or above the price designated by the Company in any placement notice. The Company or the Sales Agent may suspend the offering of the Shares at any time upon proper notice and subject to other conditions.

The Company will pay the Sales Agent a commission equal to 3.0% of the aggregate gross proceeds the Company receives from each sale of Shares pursuant to the Sales Agreement. In addition, we have agreed to reimburse the Sales Agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel.

Under the terms of the Sales Agreement, the Company also may sell Shares to the Sales Agent, as principal for its own account, at a price to be agreed upon at the time of sale.

The ATM Offering of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. The Company and the Sales Agent may each terminate the Sales Agreement at any time upon 10 days’ prior notice.

The Company made certain customary representations, warranties and covenants concerning the Company and the Shares in the Sales Agreement and agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

A copy of the Sales Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Olshan Frome Wolosky LLP, counsel to the Company, has issued a legal opinion relating to the legality of the issuance and the sale of the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Company intends to use the net proceeds from the ATM Offering, if any, to fund clinical development activities, including ongoing and planned clinical trials, advance the Company’s research and development programs, and acquire or invest in technologies, product candidates or businesses that are complementary to the Company’s strategic objectives. The Company currently has no definitive commitments or agreements with respect to any such acquisitions or investments.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1*	Open Market Sale AgreementSM, dated August 21, 2026, by and between OS Therapies Incorporated and Jefferies LLC.*
5.1	Opinion of Olshan Frome Wolosky LLP.
23.1	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: August 21, 2026	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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